Addendum 1 to the Non-Florida Property Quota Share Reinsurance Contract Effective: July 1, 2020 entered into by FedNat Insurance Company Sunrise, Florida It Is Hereby Agreed, effective December 1, 2020, with respect to losses occurring on or after that date, that Article 5 - Retention and Limit - shall be amended to read as follows: "Article 5 - Retention and Limit As respects business subject to this Contract, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company's Ultimate Net Liability. However, in no event will the Reinsurer's liability hereunder for Ultimate Net Liability for Contract Year exceed the greater of [***]% of the Premium Earned for the term of this Contract or $[***] million of Net Loss." All other terms and conditions of the captioned Contract shall remain unchanged. In Witness Whereof, the Company and Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date specified below: This Third day of November in the year 2020 . FedNat Insurance Company /s/ Michael Braun This Third day of November in the year 2020 . SageSure Anchor Re, Inc. /s/ Terrence McLean _______________________ Certain identified information has been omitted from this exhibit because it is not material and would be competitively harmful if publicly disclosed. Redactions are indicated by [***].